Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wintrust Financial Corporation of our reports dated March 3, 2006, with respect to the consolidated financial statements of Wintrust Financial Corporation, Wintrust Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Wintrust Financial Corporation, included in the 2005 Annual Report to Shareholders of Wintrust Financial Corporation.
We consent to the incorporation by reference in the following Registration Statements of our reports dated March 3, 2006, with respect to the consolidated financial statements of Wintrust Financial Corporation, Wintrust Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Wintrust Financial Corporation, incorporated herein by reference:

Registration
Form	Statement No.	Purpose
S-8	333-61678	Wintrust Financial Corporation Directors Deferred Fee and Stock Plan
S-8	333-33459	Wintrust Financial Corporation Employee Stock Purchase Plan
S-8	333-52650	Wintrust Financial Corporation 1997 Stock Incentive Plan
S-8	333-96983	Wintrust Financial Corporation 1997 Stock Incentive Plan
S-8	333-52652	Wintrust Financial Corporation Retirement Savings Plan
S-8	333-124433	First Northwest Bancorp, Inc. 1998 Stock Option Plan, 2002 Stock Option Plan
S-3	333-56566	Private Placement
S-3	333-84188	Acquisition of Wayne Hummer Companies
S-3	333-103134	Acquisition of Lake Forest Capital Management Company
S-8	333-111277	Advantage National Bancorp, Inc. Amended 2002 Stock Incentive Plan
S-8	333-119979	Northview Financial Corporation 1993 Incentive Stock Program
S-8	333-119976	Town Bankshares, Ltd. 1997 Stock Incentive Plan
S-8	333-117044	Wintrust Financial Corporation 1997 Stock Incentive Plan and Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan
S-3	333-115898	Acquisition of SGB Corporation/Guardian Real Estate Services, Inc.
S-3	333-119345	Shelf Registration Statement for up to $200,000,000 of securities of Wintrust Financial Corporation
S-4	333-122178	Proposed Merger with First Northwest Bancorp, Inc.
/s/ Ernst & Young LLP

Chicago, Illinois
March 29, 2006